                                                                       Exhibit 2

                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                 by and among

                               THE PANTRY, INC.,

                         FS EQUITY PARTNERS III, L.P.,

                          FS EQUITY PARTNERS IV, L.P.

                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,

                        CHASE MANHATTAN CAPITAL, L.P.,

                          CB CAPITAL INVESTORS, L.P.,

                               BASEBALL PARTNERS

                                      and

                                PETER J. SODINI



                                 July 2, 1998

                             AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 2, 1998 by and between The Pantry, Inc., a Delaware corporation (the "Company"), FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), FS Equity Partners IV, L.P., a Delaware limited partnership ("FSEP IV"), FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International;" FSEP III, FSEP IV and FSEP International are sometimes collectively referred to herein as the "FS Entities"), Peter J. Sodini, an individual ("Sodini"), Chase Manhattan Capital, L.P., a Delaware limited partnership, as successor-in-interest to Chase Manhattan Capital Corporation, a Delaware corporation ("Chase"), CB Capital Investors, L.P., a Delaware limited partnership ("CBC"), and Baseball Partners, a New York general partnership ("BP;" Chase, CBC and BP are sometimes collectively referred to herein as the "Chase Entities"). The FS Entities, the Chase Entities and Sodini are sometimes collectively referred to as the "Holders" and individually as the "Holder."


                                R E C I T A L S
                                - - - - - - - -

     A. The Company, FSEP III, FSEP International, Chase, CBC and BP have previously entered into an Amended and Restated Registration Rights Agreement (the "Common Stock Registration Rights Agreement") dated as of October 23, 1997 with respect to an aggregate of One Hundred Eighty-Six Thousand Twenty-Nine (186,029) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), held by such parties;

     B. Pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated July 2, 1998 and entered into by and among the Company, FSEP IV and CBC (collectively, the "Purchasers"), the Purchasers have agreed to purchase and the Company has agreed to sell to the Purchasers an aggregate of Forty-Three Thousand Four Hundred Seventy-Eight (43,478) shares of Common Stock (all such shares of Common Stock purchased pursuant to the Stock Purchase Agreement and the One Hundred Eighty-Six Thousand Twenty-Nine (186,029) shares of Common Stock defined as Registrable Securities under the Common Stock Registration Rights Agreement, together with any other securities for which or into which they may be converted or exchanged, shall be referred to herein as the "Registrable Securities");

     C. Section 17 of the Common Stock Registration Rights Agreement provides that the Common Stock Registration Rights Agreement may be amended by written instrument executed by the Company and the holders of at least fifty percent (50%) of the Registrable

Securities, as defined therein, (i) held by the FSEP III and FSEP International and (ii) held by the Chase Entities;

     D. FSEP III, FSEP International and the Chase Entities collectively own at least fifty percent (50%) of the Registrable Securities, as defined in the Common Stock Registration Rights Agreement, held by each of FSEP III and FSEP International and the Chase Entities, and hereby desire to amend and restate the Common Stock Registration Rights Agreement in its entirety; and

     E. The Board of Directors of the Company (the "Board") has approved this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

     1.   Termination of Common Stock Registration Rights Agreement.  Effective
          ---------------------------------------------------------
as of the date hereof, and simultaneous with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Common Stock Registration Rights Agreement shall terminate and be of no further force or effect.

     2.   Restrictions on Transfer.  Notwithstanding any provision contained in
          ------------------------
this Agreement to the contrary, the Registrable Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), in respect of the transfer of such Registrable Securities. Each Holder, on the execution and delivery of this Agreement, agrees that such Holder will not transfer the Registrable Securities prior to delivery to the Company of an opinion of counsel (as such opinion and such counsel are described in Section 3 of this Agreement), or until registration of such Registrable Securities under the Securities Act has become effective.

     3.   Opinion of Counsel.  In connection with any exercise or transfer of
          ------------------
the Registrable Securities, the following provisions shall apply:

          (a) If in the opinion of Riordan & McKinzie, or such other counsel as shall reasonably be approved by the Company, the proposed transfer of Registrable Securities may be effected without registration of such Registrable Securities under the Securities Act, each Holder shall be entitled to transfer such Registrable Securities in accordance with the proposed method of disposition.

          (b) If, in the opinion of such counsel the proposed transfer of such Registrable Securities may not be effected without registration of such Registrable Securities under the Securities Act, then none of the Holders shall be entitled to transfer such Registrable Securities until such registration is effected.

          (c) Chase may transfer Registrable Securities within the "Chase Capital Group" without complying with the above opinion procedures provided that the transferee agrees to be bound by all provisions of this Agreement. "Chase Capital Group" means and includes (i) Chase, (ii) CBC, (iii) entities that are Affiliates (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Chase or CBC and (iv) entities the majority of the equity owners of which are employees, officers or directors of any of the foregoing.
BP may transfer Registrable Securities to a member of the Chase Capital Group in the manner described in Section 6(b) of that certain Amended and Restated Stockholders' Agreement dated as of an even date herewith (the "Stockholders' Agreement") by and among the Company and the Holders.

     4.   Demand Registration.
          -------------------

          (a) Upon the written request of the Holder or Holders of at least fifty percent (50%) of the Registrable Securities (the "Initiating Holders") the Company shall be obligated to effect the registration under the Securities Act of such Registrable Securities as are requested to be registered by the Initiating Holders, all in accordance with the following provisions of this Agreement, provided that the obligation of the Company to effect such registration shall not be deemed to have been satisfied until the registration statement with respect thereto has become effective under the Securities Act and only so long as no stop order suspending the effectiveness of the registration statement or the qualification or registration of any of the Registrable Securities for sale in any jurisdiction in which the Company shall be required pursuant to Section 6(d) to register or qualify such Registrable Securities shall not have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission (the "Commission") or any similar state agency. Within ten (10) days of the request for registration by the Initiating Holders, the Company shall give written notice of such request to all Holders, who shall be entitled, by written notice to the Company and subject to Section 5(a) hereof, to include shares of Registrable Securities in any registration prepared by the Company pursuant to this Section 4(a). The Company shall not be obligated to effect more than three
(3) demand registrations pursuant to this Section 4(a).

          (b) In addition to the registration rights provided pursuant to
Section 4(a) hereof, at any time and from time to time after six months following a firm commitment underwritten initial public offering of the Company's Common Stock (an "IPO"), upon the written request of the Initiating Holders, or at the request of any Holder which agrees to register Registrable Securities having a value of Five Million Dollars ($5,000,000) or more after an IPO, the Company shall be obligated to effect the registration under the Securities Act on Form S-3 (if the Company is then eligible to use such registration form), or any similar short form registration adopted by the Commission for which the Company may then be eligible, of all or any portion of the Registrable Securities held by such Holder, all in accordance with the applicable provisions of this Agreement.

          (c) Whenever the Company shall be requested by the Initiating Holders pursuant to Section 4(a) or by a Holder pursuant to Section 4(b) to effect the registration of Registrable Securities under the Securities Act, the Company shall, as provided in Section 5, effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register pursuant to Section 4(a) or (b), all to the extent requisite to permit the disposition by such Holder of the Registrable Securities so registered.

          (d) In connection with requesting registration of Registrable Securities pursuant to Section 4(a) or (b), if the Initiating Holders or a Holder in the case of Section 4(b) advise the Company that they intend to publicly offer or distribute Registrable Securities to be covered by the registration statement pursuant to a firm commitment underwriting with an investment banking firm or firms selected by the Holders, the Company and any other person entitled to include shares of Common Stock in such registration statement shall enter into the same underwriting agreement with such underwriter or underwriters as shall such Holders, containing representations, warranties and agreements not substantially different from those customarily made by an issuer or selling shareholder in underwriting agreements with respect to secondary distributions.

          (e) Neither the Company nor any of its security holders (other than the Holders) shall have the right to include any securities of the Company in a registration requested pursuant to Section 4(a) or (b) unless (i) such securities are of the same class as any of the Registrable Securities included in such registration and (ii) the offering is either (x) not being underwritten and the Holders of a majority of the Registrable Securities requesting registration consent to such inclusion in writing or (y) a firm commitment underwriting and the managing underwriter has informed the Holders that inclusion of such securities will not adversely affect the price range or the probability of success of the offering and such securities are allocated as provided in Section 4(f) and sold on the same terms and conditions as apply to the Registrable Securities being sold. If any security holders of the Company (other than the Holders) register securities of the Company in a registration in accordance with the provisions of Section 4(a) or (b), such security holders shall pay their pro rata share of the Registration Expenses, as defined below, unless the Company has agreed to pay such expenses and, in the opinion of counsel to the Holders, such payment would not affect the ability of the Registrable Securities to be registered or qualified under the blue sky laws of any jurisdiction.

          (f) If the Company or any of its security holders request the right to include equity securities in a registration statement filed pursuant to Section 4(a) or (b) and such securities are proposed to be sold in a firm commitment underwritten offering and the managing underwriters advise the Company that, in their opinion, the total number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the price range or probability of success of such offering, the securities to be included in such offering shall include (i) first, all of the Registrable Securities being registered, (ii) second, pro rata among the other holders of the Company's securities requesting inclusion in such registration on the basis of the number of shares of securities requested to be registered by such holders and (iii) third, such other securities being offered by the Company.

     5.   "Piggyback" Registrations.
          -------------------------

          (a) If the Company at any time or from time to time after the IPO, proposes to file with the Commission a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8, or any form substituting therefor, or filed in connection with an exchange offer) for the sale of shares of Common Stock, it will at each such time give written notice to each Holder of its intention so to do. Upon the written request of any Holder, the Company will use its best efforts to cause each Registrable Security which the Company has been requested to register by any Holder, in the aggregate, to be included in such registration statement under the Securities Act, all to the extent required to permit the sale or other disposition by each such Holder of the Registrable Securities so registered. Notwithstanding the foregoing, if the managing underwriter or underwriters, if any, of the offering to be effected pursuant to such registration statement delivers a written opinion to each Holder requesting the registration of Registrable Securities that the total number of shares of Common Stock which it and any other persons or entities intend to include in such offering would adversely affect the price range or probability of success of such offering, then the Company shall include in such registration: (i) first, all securities the Company proposes to sell, and (ii) second, all Registrable Securities requested to be included in such registration by any Holders and all securities of the Company requested to be included in such registration by any other holders of Securities who are entitled to include securities in such registration pursuant to written registration rights agreements approved by the Board of Directors of the Company (the "Other Stockholders") in excess of the number of shares of its securities of the Company proposes to sell which, in the opinion of such underwriters, can be sold without adversely affecting the price range or probability of success of such offering (allocated pro rata among such Holders and the Other Stockholders on the basis of the number of shares of such securities requested to be included therein).

          (b) If all or substantially all of the securities (other than the Registrable Securities) to be registered for sale pursuant to a registration statement, the intention to file which caused a notice to be given pursuant to
Section 5(a), are to be offered for sale for the account of the Company and are to be distributed by or through an underwriter or underwriters of recognized standing pursuant to underwriting terms appropriate for such transactions, then each Holder agrees that such Holder shall forbear from selling Registrable Securities to the public (except as part of such underwritten registration) pursuant to a registration statement or pursuant to Rule 144 or 144A under the Securities Act for a period of fourteen (14) business days prior to and one hundred twenty (120) days following the effective date of the registration statement to which reference is made in Section 5(a).

          (c) Notwithstanding anything contained herein to the contrary, if the FS Entities are permitted to include any Registrable Securities in the IPO then each other Holder shall also be permitted to include a pro rata portion of the Registrable Securities held thereby.

     6.   Company's Obligations in Registration.  If and whenever the Company is
          -------------------------------------
obligated by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will, as expeditiously as possible,

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective during the period required for the distribution of the securities covered by the registration statement, provided that, if the Registrable Securities covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement effective, or to prepare and file any amendment or supplement thereto, after the expiration of one hundred eighty (180) days following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Commission requires that such registration statement be kept effective with respect to any of the Registrable Securities so registered;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, whenever any Holder shall desire to dispose of the same, subject, however, to the proviso contained in Section 6(a) and provided that in any event the Company's obligations under this Section 6(b) shall terminate on the first anniversary of the effective date of any such registration statement;

          (c) furnish to each Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) make the Chairman of the Board of Directors of the Company, the Chief Executive Officer and other members of the management of the Company available to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, among other things, the participation of such persons in meetings with potential investors and the assistance of such persons with the preparation of all materials for such investors;

          (e) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things to so register or qualify which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities;

          (f) if at any time a prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act and any event occurs as a result of which the prospectus included in such registration statement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and shall use its best efforts to cause any amendment of such registration statement containing an amended prospectus to be made effective as soon as possible; and

          (g) furnish to each Holder at the time of the disposition of Registrable Securities by such Holder an opinion of counsel for the Company, in form and substance satisfactory to such Holder, to the effect that (i) a registration statement covering such Registrable Securities has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, (ii) such registration statement and the prospectus contained therein comply in all material respects with the requirements of the Securities Act, and nothing has come to said counsel's attention which would cause it to believe that either such registration statement or the prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the prospectus meeting the delivery requirements of the Securities Act is available for delivery, (iv) no stop order has been issued by the Commission suspending the effectiveness of such registration statement and, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, and (v) there has been compliance with the applicable provisions of the securities or blue sky laws of each jurisdiction in which the Company shall be required pursuant to Section 6(d) hereof to register or qualify such Registrable Securities, assuming the accuracy and completeness of the information furnished to such counsel with respect to each filing related to such laws.

     7.   Payment of Registration Expenses.  The costs and expenses of all
          --------------------------------
"piggyback" registrations and qualifications under the Securities Act pursuant to Section 5 hereof, all registrations and qualifications under the Securities Act pursuant to Section 4(b) hereof and three (3) demand registrations and qualifications under the Securities Act pursuant to Section 4(a), and of all other actions which the Company is required to take or effect pursuant to this Agreement shall be paid by the Company (including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and for each Holder and expenses of any special audit incident to or required in connection with any such registration) (collectively, "Registration Expenses"), provided that the Company shall not be obligated to pay the underwriters' discount or commission in respect of such Registrable Securities.

     8.   Information From Each Holder.  Notices and requests delivered by any
          ----------------------------
Holder to the Company pursuant to this Agreement shall contain such information regarding the Holder, such Holder's Registrable Securities and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

     9.   Restrictions on Public Sale by the Company and Others.  The Company
          -----------------------------------------------------
shall not effect any public sale or distribution of any of its equity securities, or cause to be effected any other registration of such securities (other than securities issued pursuant to an employee benefit plan), during the fourteen (14) business days prior to, and during the one hundred twenty (120)- day period beginning on the effective date of a registration statement covering the Registrable Securities (the "Holdback Period"), and the Company shall cause each holder of its equity securities (other than securities purchased in a registered public offering) issued after November 30, 1995 to agree not to effect any public sale or distribution of any securities during such period, except as part of such registration, if permitted. Each Holder agrees not to effect any public sale or distribution of such securities during any Holdback Period with respect to securities that the Company issued or agreed to be issued prior to November 30, 1995, except pursuant to a registration covering the Registrable Securities effected pursuant to Section 5 hereof.

     10.  Participation in Underwritten Registrations.  No Holder may
          -------------------------------------------
participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement, provided that (x) if the FS Entities or any of their Affiliates, or the Chase Entities or any of their Affiliates participate in such registration, such parties will not be required to make any representations or warranties except those that relate solely to such parties and (y) the liability of the FS Entities or any of their Affiliates, and the Chase Entities or any of their Affiliates to any underwriter under such underwriting agreement will be limited to liability arising from misstatements in, or omissions from, written information regarding such parties provided by or on behalf of such parties for inclusion in the prospectus and shall be limited to proceeds received by such Holder from the offering.

     11.  Company's Indemnification.  In the event of any registration under the
          -------------------------
Securities Act of Registrable Securities pursuant to this Agreement, the Company hereby agrees to indemnify and hold harmless each Holder and each other person, if any, who controls each such Holder within the meaning of Section 15 of the Securities Act and each other person (including any underwriter) who participates in the offering of such Registrable Securities, against any loss, claim, damage or liability, joint or several, to which any Holder or such controlling person or a participating person may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, to the extent that such loss, claim, damage or liability (or proceeding in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the

Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder and each such controlling person or participating person for any legal or other expense reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     12.  Indemnification of Each Holder.  It shall be a condition of the
          ------------------------------
Company's obligation under this Agreement to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each Holder whereby each Holder, severally but not jointly, agrees to indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of Section 15 of the Securities Act, against any loss, claim, damage or liability, joint or several, to which the Company or such other person or such person controlling the Company may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, but only to the extent that such loss, claim, damage or liability (or proceeding in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use in the preparation thereof. Such indemnification shall be limited to proceeds received by such Holder from the offering.

     13.  Notification of and Participation in Actions.  Promptly after receipt
          --------------------------------------------
by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not affect the liability of the indemnifying party hereunder except to the extent it is actually prejudiced by such omission and will not relieve it from any liability which it may have to any indemnified party otherwise than under this Agreement. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     14.  Contribution.
          ------------

          (a) If the indemnification provided for in this Agreement from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages or liabilities to which such indemnified party would be otherwise entitled under this Agreement, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall any Holder be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of Registrable Securities to which such losses, claims, damages or liabilities relates.

          (b) The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Neither the Company nor any Holder, if guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution. The contribution provided for in this Agreement shall survive the transfer of the Registrable Securities and shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     15.  Public Information.  At any time after the Company has completed its
          ------------------
initial public offering of Common Stock, if any Holder desires to make sales of any Registrable Securities in reliance on Rule 144 promulgated under the Securities Act the Company covenants and agrees that either there will be available adequate current public information with respect to the Company as required by paragraph (c) of said Rule 144 or the Company will use its best efforts to make such information available without delay if such information is not available. Without limiting the foregoing, after the Company has completed its initial public offering of Common Stock, the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to each Holder, upon request, a written statement that the Company has complied with all such reporting requirements.

     16.  Subsequent Offerings of Shares.  The Company hereby grants to each
          ------------------------------
Holder the right of first refusal to purchase, pro rata, all or any part of any Additional Securities, as defined below, which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, shall be such Holder's percentage interest in the shares of Common Stock then outstanding (assuming, for purposes of such percentage interest, complete conversion of all outstanding convertible securities and complete exercise of any and all outstanding options and warrants of the Company). This right of first refusal shall be subject to the following provisions:

          (a) "Additional Securities" shall mean any shares of capital stock of the Company, including any shares of Common Stock or of preferred stock, whether now authorized or not, and any rights, options or warrants to purchase such shares, and securities of any type whatsoever that are, or may become, convertible into such shares, provided that "Additional Securities" do not include (i) any securities that are issued on a proportional basis to all of the holders of Common Stock, (ii) any securities that are issued or issuable in connection with any public offering of shares of Common Stock by the Company,
(iii) any securities issued pursuant to the acquisition of another corporation by the Company, (iv) any of the Company's Common Stock (or related options exercisable for such Common Stock) issued to employees, officers and directors of, and consultants to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) any securities issued upon conversion or exercise of any convertible securities, options or warrants, provided that the rights of first refusal established by this Section 16 first applied or were properly waived with respect to the initial sale or grant by the Company of such convertible securities, options or warrants, (vi) any securities issued in connection with any stock split, stock dividend or recapitalization by the Company, and (vii) any securities issued in connection with an issuance of debt securities of the Company where the primary purpose of such issuance is to provide debt financing for the Company.

          (b) In the event the Company proposes to undertake an issuance of Additional Securities, it shall give each Holder written notice of its intention, describing the type of Additional Securities, and the price and terms upon which the Company proposes to issue the same. Each Holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to such Holder's pro rata share of such Additional Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased.

          (c) If a Holder fails to exercise the right of first refusal within such fifteen (15) days period, the Company shall have ninety (90) days thereafter to sell the Additional Securities with respect to which a Holder's option was not exercised, at the price and upon terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the Additional Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any Additional Securities, without first offering such securities to the Holders in the manner provided in Section 16.

          (d) The rights granted to a Holder under this Section 16 shall terminate (i) upon completion of the Company's initial public offering of Common Stock pursuant to an effective registration statement that results in gross proceeds to the Company of Twenty Million Dollars ($20,000,000) or more or (ii) upon the sale by a Holder of more than fifty percent (50%) of the shares of Common Stock held by such Holder on the date of such sale, provided that a transfer within the Chase Capital Group will not count against this limitation if made in accordance with the provisions of Section 6 of the Stockholders Agreement of even date herewith.

     17.  Amendments.  This Agreement may not be amended, supplemented, canceled
          ----------
or discharged except by written instrument executed by the Company and the holders of at least fifty percent (50%) of the Registrable Securities held by the FS Entities and fifty percent (50%) of the Registrable Securities held by the Chase Entities.

     18.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and assigns of each of the parties, provided, however, that the registration and other rights set forth in this Agreement may only be assigned to a purchaser of at least fifty percent (50%) of the Registrable Securities held by such party on the date of such sale, provided that the Chase Entities may transfer their rights within the Chase Capital Group subject to and in accordance with the provisions of Section 6 of the Stockholders' Agreement.

     19.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

     20.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of North Carolina, without regard to principles of conflicts of laws.

     21.  Entire Agreement.  This Agreement is intended by the parties hereto as
          ----------------
a final expression of their agreement, and is intended to be a complete and exclusive statement of the parties hereto in respect of the subject matter contained herein. This Agreement is intended to and does hereby supersede and restate entirely in all respects the Common Stock Registration Rights Agreement.



                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by an officer or partner thereunto duly authorized, all as of the date first written above.

                    THE PANTRY, INC.,
                    a Delaware corporation


                    By: /s/ Peter J. Sodini
                       --------------------
                       Name:
                            ---------------
                       Title:
                             --------------


                    FS EQUITY PARTNERS III, L.P.,
                    a Delaware limited partnership

                    By:  FS Capital Partners, L.P.
                         Its: General Partner

                         By:  FS Holdings, Inc.
                              Its:  General Partner

                              By: /s/ Charles P. Rullman
                                 -----------------------
                                 Name: Charles P. Rullman
                                       ------------------
                                 Title: Vice President
                                        --------------


                    FS EQUITY PARTNERS IV, L.P.,
                    a Delaware limited partnership

                    By:  FS Capital Partners LLC
                         Its: General Partner

                         By: /s/ Jon D. Ralph
                            -----------------
                            Name: Jon D. Ralph
                                  ------------
                            Title:
                                  ------------


                   [Signatures continued on following page]

                   [Signatures continued from previous page]


                    FS EQUITY PARTNERS INTERNATIONAL, L.P.,
                    a Delaware limited partnership

                    By:  FS&Co. International, L.P.
                         Its: General Partner

                         By:  FS International Holdings Limited
                              Its:  General Partner


                              By: /s/ Charles P. Rullman
                                 -----------------------
                                 Name: Charles P. Rullman
                                       -------------------
                                 Title:
                                       -------------------

                    CHASE MANHATTAN CAPITAL, L.P.
                    a Delaware limited partnership


                    By: /s/ Christopher Behrens
                       ------------------------
                       Name:
                            -------------------
                       Title:
                             ------------------



                    CB CAPITAL INVESTORS, L.P.,
                    a Delaware limited partnership

                    By:  CB Capital Investors, Inc.
                    Its: General Partners


                         By: /s/ Christopher Behrens
                            ------------------------
                            Name:
                                 -------------------
                            Title:
                                  ------------------



                    [Signatures continued on following page]

                   [Signatures continued from previous page]


                    BASEBALL PARTNERS,
                    a New York general partnership


                    By: /s/ Christopher Behrens
                       ------------------------
                       Name:
                       Title: General Partner


                    PETER J. SODINI


                    /s/ Peter J. Sodini
                    --------------------
                    Peter J. Sodini